UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 1500

Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2022, Korn Ferry (the “Company”) entered into a first amendment (the “Amendment”) to its credit agreement dated as of December 16, 2019 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”) with Bank of America, N.A. (“BofA”) as administrative agent, and other lender parties thereto. The Amendment amends the Existing Credit Agreement to, among other things, (i) provide for a $500 million five-year delayed draw term loan facility (the “Delayed Draw Facility”), (ii) extend the maturity of the $650 million five-year senior secured revolving credit facility (the “Revolving Facility”) to five years from the date of the Amendment, (iii) replace the London interbank offered rate with forward-looking SOFR term rate (“Term SOFR”) as described below, and (iv) replace the three financial covenants under the Existing Credit Agreement with a financial covenant that requires the Company to maintain a maximum consolidated secured leverage ratio of 3.50 to 1.00.

Extensions of credit under the Delayed Draw facility are available to the Company in up to two advances during the period from the date of the Amendment until one year thereafter.

Amounts outstanding under the Amended Credit Agreement will bear interest at a rate equal to, at the Company’s election, either Term SOFR plus a SOFR adjustment of 0.10%, plus an interest rate margin between 1.125% per annum and 2.00% per annum, depending on the Company’s consolidated net leverage ratio, or base rate plus an interest rate margin between 0.125% per annum and 1.00% per annum, depending on the Company’s consolidated net leverage ratio. In addition, the Company will be required to pay to the lenders a ticking fee of 0.20% per annum on the actual daily unused portion of the Delayed Draw Facility during the availability period, and a quarterly commitment fee ranging from 0.175% to 0.300% per annum on the actual daily unused amount of the Revolving Facility, based upon the Company’s consolidated net leverage ratio at such time, and fees relating to the issuance of letters of credit.

The financial institutions party to the Amended Credit Agreement and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

This summary of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under “Item 1.01—Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY (Registrant)

Date: June 24, 2022	/s/ Robert P. Rozek
(Signature) Name: Robert P. Rozek
Title: Executive Vice President, Chief Financial Officer and Chief Corporate Officer